UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2009

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

Fisher-Barton Blades, Inc., located in Watertown, Wisconsin, and the Company’s wholly-owned subsidiary Blount, Inc. and certain of its affiliates have agreed to settle all claims made in Fisher Barton Blades, Inc. v. Blount, Inc., Dixon Industries and Frederick Manufacturing Corp., Case No. 05-C-460, in the United States District Court for the Eastern District of Wisconsin.

Blount, Inc. for itself and as successor by merger to Frederick Manufacturing Corp. and Blount’s subsidiary 4520 Corp., Inc., as successor by merger to Dixon Industries, Inc., have agreed to license U.S. Patent No.s 5,916,114 and 5,899,052, owned by Fisher-Barton, as well as Fisher-Barton’s “Marbain” trademark. A Confidential Settlement and License Agreement was executed on December 31, 2009, and the Federal District Judge Randa entered an Order Granting Voluntary Dismissal of all claims with prejudice on January 5, 2010.

The terms of the Agreement remain confidential; however, Blount did state that the Agreement calls for an initial payment, which was made on January 4, 2010, and the entry into the above described patent and trademark licenses whereby Blount has certain rights to use the patents and trademark in exchange for the payment of specified royalties over the term of the license.

The Corporation is furnishing herewith a press release dated January 7, 2010 announcing the above item. This press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1 Press release dated January 7, 2010 issued by Blount International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President

Dated: January 7, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated January 7, 2010 issued by Blount International, Inc.